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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              (as of March 8, 2001)

Mint Technology, Inc.
LSI Logic Export Sales Corp.
LSI Logic Asia, Inc.
LSI Logic HK Holdings
LSI Logic Hong Kong, Ltd. (a subsidiary of LSI Logic Hong Kong Holdings)
LSI Logic Leasing Company
LSI Logic Storage Systems, Inc.
Symbios International, Inc. (a subsidiary of LSI Logic Storage Systems, Inc.) LSI Logic Storage Systems Europe Holdings Ltd. (a subsidiary of LSI Logic
   Storage Systems, Inc.)
LSI Logic Storage Systems Europe Ltd. (a subsidiary of LSI Logic Storage
   Systems Europe Holdings, Ltd.)
LSI Logic Storage Systems International Services, Inc. (a subsidiary of LSI
   Logic Storage Systems, Inc.)
LSI Logic International Services, Inc.
LSI Logic Netherlands B.V. (a holding company)
LSI Logic Japan Semiconductor, Inc. (a subsidiary of LSI Logic Netherlands B.V.) LSI Logic K.K. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Corp. of Korea (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Corp. of Canada, Inc. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Singapore, Ltd. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic Europe, Ltd. (a subsidiary of LSI Logic Netherlands B.V.)
LSI Logic GmbH (a subsidiary of LSI Logic Europe, Ltd.)
LSI Logic S.A. (France) (a subsidiary of LSI Logic Europe, Ltd.)
LSI Logic S.P.A. (Italy) (a subsidiary of LSI Logic Europe, Ltd.)
LSI Logic A.B. (Sweden) (a subsidiary of LSI Logic Europe, Ltd.)